                                                                   EXHIBIT 10.17

                                                                      Document A

                      RESTRICTED STOCK PURCHASE AGREEMENT
                      -----------------------------------

     Agreement made as of this January __, 1995, by and between Continental Cablevision, Inc., a Delaware corporation ("CCI") and NAME (the "Employee")

                                WITNESSETH THAT:

     WHEREAS, CCI desires to provide significant incentives to selected key employees of CCI or its Subsidiaries to remain as employees and to devote their best efforts to achieving improvements in the equity value of CCI; and

     WHEREAS, the Board of Directors of CCI by their vote have authorized the issue and sale of shares of its authorized but unissued Class B Common Stock, $.01 par value per share, to such selected key employees pursuant to the Continental Cablevision, Inc. 1995 Restricted Stock Purchase Program (the "Restricted Stock Purchase Program"); and

     WHEREAS, the Employee has been selected as a Key Employee to participate in the Restricted Stock Purchase Program;

     NOW THEREFORE, the Employee and CCI, in consideration of these premises and other good and valuable consideration, do hereby mutually agree as follow:

     1. Definitions.  As used in this Agreement:
        -----------
        1.1 "Permitted Transferee" shall mean the Employee's spouse, child or children, or a trustee of a trust for the benefit of the Employee or such spouse, child or children.

        1.2 "Repurchase Event" shall mean the following: (a) any action of the Employee (or of a Permitted Transferee) to sell, pledge, or transfer (or purport to sell, pledge or transfer) any shares of Unvested Subject Stock other than to a Permitted Transferee, or (b) any violation by the Employee of the covenant contained in Section 6 hereof, or (c) any termination for any reason of the employment of the Employee by CCI and its Subsidiaries.

        1.3 "Subject Stock" shall mean all of the shares of Class B Common Stock of CCI sold by CCI to the Employee subject to the terms and conditions of this Agreement; and any and all shares of stock or other securities or property of CCI or any other corporation or entity issued upon conversion of, with respect to, or in substitution for the Subject Stock as the result of any stock dividend, stock split, recapitalization, liquidation, merger, consolidation or reorganization, but not including dividends paid in cash upon the Subject Stock; and any certificate representing an interest in a voting trust holding the Subject Stock.

        1.4 "Subsidiary" or "Subsidiaries" shall mean any corporation or other entity in which, at the time in question, CCI owns (directly, or indirectly through other corporations or entities) a majority of the voting shares or ownership interests.

        1.5 "Unvested Subject Stock" shall mean, as of any date, a number of shares of Subject Stock equal to (a) the total number of shares of Subject Stock multiplied by (b) the percentage which is set forth opposite such date in the chart in Section 5.1 hereof.

        1.6 "Vested Subject Stock" shall mean shares of Subject Stock to which the repurchase rights of CCI described in section 5.1 hereof have ceased to apply.

     2. Sale of Subject Stock.  Subject to the terms, conditions and
        ---------------------
restrictions of this Agreement, CCI hereby sells to the Employee SHARES shares of authorized but unissued Class B Common Stock of CCI, having a par value of one cent ($.01) per share, for a purchase price payable in cash of one cent ($.01) per share, receipt of which payment in full is hereby acknowledged by CCI.

     3. Voting Rights.  The employee will be accorded all voting rights of full
        -------------
common stock ownership with respect to the Subject Stock.

     4. Restrictions on Transfer.  The Employee hereby agrees that the Subject
        ------------------------
Stock shall be transferable only in accordance with the following terms and conditions:

        4.1 The Employee hereby represents and warrants to CCI that he is acquiring the Subject Stock for investment and not with a view to effecting any resale or distribution thereof, and that he will not in any event sell, pledge or otherwise transfer or encumber the Subject Stock or any portion thereof (whether voluntarily, by operation of law, by bequest or otherwise) unless and until CCI receives an opinion from legal counsel in form and substance reasonably satisfactory to it that the proposed transfer of Subject Stock would not violate the provisions of any applicable federal or state securities law or any provisions of this Agreement.

        4.2 The Employee hereby agrees that he will not make or purport to make, except to CCI or to a Permitted Transferee, any sale, pledge, or transfer (whether voluntarily, by operation of law, by bequest or otherwise) of Unvested Subject Stock; and he further agrees that in the case of a sale, pledge, or transfer to a Permitted Transferee, (i) the repurchase rights of CCI described in Section 5 hereof shall continue to apply to the transferred Unvested Subject Stock to the same extent that they would have applied had the Employee not transferred the Unvested Subject Stock and (ii) the Employee shall deliver to CCI a document in form and substance satisfactory to CCI executed by the Permitted Transferee agreeing to be bound by the provisions of this Agreement.

        4.3 Anything contained in this Agreement to the contrary notwithstanding, no restriction or prohibition shall apply to a pledge of Subject Stock to Continental Cablevision Investments, Inc. to secure a Promissory Note of the Employee .

        4.4 In order to make these restrictions effective, each stock certificate or other document representing or evidencing the Subject Stock shall have written or endorsed thereon the following legend:

       "The stock or securities represented or evidenced hereby are subject to the terms and conditions of a certain Restricted Stock Purchase Agreement between Continental Cablevision, Inc. and the person to whom this stock or securities were issued, and may not be transferred in absence of compliance with said terms and conditions."


        4.5 CCI shall not record on its books any transfer of ownership of Subject Stock which violates the restrictions set forth in this Agreement.

     5. Repurchase Rights. The Subject Stock shall be subject to repurchase by
        -----------------
CCI under the following terms and conditions:

        5.1 Upon the occurrence of a Repurchase Event, CCI may, by delivery of written notice to the Employee within thirty (30) days after CCI becomes aware of such Repurchase Event, repurchase for a price of one cent ($.01) per share the following percentage of the Subject Stock:

                                                         Percentage of Shares
                                                           of Subject Stock
                                                         Subject to Repurchase
Date of Repurchase Event                              ("Unvested Subject Stock")
- ------------------------                              --------------------------
Prior to     6/29/95                                            100.00
Between      6/30/95   -   12/30/95                              95.00
Between     12/31/95   -    6/29/96                              90.00
Between      6/30/96   -   12/30/96                              85.00
Between     12/31/96   -    6/29/97                              77.50
Between      6/30/97   -   12/30/97                              70.00
Between     12/31/97   -    6/29/98                              60.00
Between      6/30/98   -   12/30/98                              50.00
Between     12/31/98   -    6/29/99                              40.00
Between      6/30/99   -   12/30/99                              30.00
Between     12/31/99   -    6/29/00                              22.50
Between      6/30/00   -   12/30/00                              15.00
Between     12/31/00   -    6/29/01                              10.00
Between      6/30/01   -   12/30/01                               5.00
Between     12/31/01   -    6/29/02                               3.00
Between      6/30/02   -   12/30/02                               2.00
12/31/02 and thereafter                                           ZERO

        5.2 Upon this receipt of written notice from CCI of its intent to repurchase any of the Unvested Subject Stock pursuant to this Section 5, the Employee (or his personal representative) may, if he has filed a valid and binding election with respect to the Subject Stock under Section 83(b) of the Internal Revenue Code (an "83(b) Election"), elect to tender all of the Subject Stock for sale to CCI, and CCI shall be obliged to repurchase such Subject Stock; in that event, the total price for the Subject Stock shall be an amount equal to the sum of the portions of the Employee's federal, state and local income taxes incurred solely as a result of his purchase of the Subject Stock and his filing of an 83(b) Election, such sum to be determined by computing the total amount of the Employee's actual federal, state and local income tax liability for 1995 and subtracting therefrom the amount of such liability had he not purchased the Subject Stock and filed the 83(b) Election.

        5.3 The closing of any repurchase of Subject Stock by CCI pursuant to this Section 5 or Section 6 shall (unless otherwise mutually agreed) be held at the office of the Secretary of CCI on the 35th business day after the delivery of any repurchase notice by the Company pursuant to Section 5.1 or Section 6.2
(b), at which time the holder of the Subject Stock being repurchased shall deliver to the Secretary the stock certificates or documents representing said Subject Stock, duly endorsed or accompanied by such duly executed stock assignments as are required to effect the transfer of ownership thereof to

CCI, against receipt by the holder of full payment of the purchase price therefor.

        5.4 If with respect to any particular Repurchase Event CCI does not exercise its repurchase rights in accordance with Section 5.1, the Unvested Subject Stock shall thereafter be free of any repurchase right arising from that particular Repurchase Event under Section 5.

     6. Covenant Against Competitive Activity.  The Employee
        -------------------------------------
understands that the business in which CCI and its Subsidiaries are engaged is the acquisition of existing telecommunications systems and the obtaining of franchises (or the renewal of existing franchises) for the construction and operation of telecommunications systems to provide voice, data and video services in communities throughout the United States of America and in certain foreign countries and the investment in and participation in the operation of other telecommunications and cable programming ventures. In consideration of the issue and sale of the Subject Stock to the Employee pursuant to Section 2 hereof, the Employee expressly agrees that during his employment by CCI or its Subsidiary, and for a further period of one year following termination of any such employment (unless termination occurs after December 31, 2002, in which case CCI hereby expressly agrees that said restriction shall cease), the Employee (alone or with others) will not without the written consent of CCI engage in any activity in the telecommunications business (which shall include, but not be limited to, the provision of video, voice and data services), directly or indirectly (whether as an employee, officer, Director, agent, consultant, proprietor, partner, principal stockholder or otherwise) other than as required for the performance of his employment by CCI or by a Subsidiary.

        6.1 In order to avoid questions as to the application of this covenant, so long as it is in effect the Employee shall give written notice to CCI in advance of any activity in the telecommunications business in which the Employee, alone or with others, directly or indirectly, proposes to engage, describing the activity in reasonable detail. If CCI shall not within five (5) business days after its receipt of such notice respond in writing to the Employee, objecting to such activity as being in violation of this Agreement, such activity shall thereafter be free from the restrictions imposed by this
Section 6.

        6.2 In the event that the Employee violates the provisions of this Section 6, the Employee and CCI hereby agree that:

        (a) If the Employee is then employed by CCI or its Subsidiary, he shall be immediately discharged, and said discharge shall be deemed to occur for due and sufficient cause.

        (b) In addition to its rights under Section 5 hereof, CCI shall have the right, by giving written notice to the Employee, to repurchase all of the Vested Subject Stock then owned or held by him or by

            Permitted Transferees, for an amount equal to the fair market value of such Vested Subject Stock on the date of repurchase. In the event that the said holders and CCI do not agree as to said fair market value, the question shall be referred to an arbitrator selected under the rules of the American Arbitration Association then in effect, whose determination shall be final and binding upon CCI and said holder or holders.

        (c) The damages suffered by CCI on account of said violation shall specifically include, among other elements, all gains realized by the Employee or Permitted Transferees from any sale or sales of the Subject Stock, including those arising pursuant to 6.2(b) above.

        (d) The remedy of recovery of damages at law would be inadequate, and therefore that the provisions of this Section 6 shall be specifically enforced and any violation thereof shall be specifically enjoined.

        (e) Each of the remedies of CCI as hereinabove provided shall be deemed nonexclusive, and all such remedies and all others arising at law or in equity shall be deemed cumulative.

     7. No Obligation for CCI to Continue Employment. Nothing in this Agreement
        --------------------------------------------
shall be construed as imposing any obligation upon CCI or any Subsidiary to retain the Employee in its employ or to offer future employment to the Employee.

     8. CCI Rights. If a corporation other than CCI is the employer
        ----------
of the Employee, the Employee recognizes the underlying interests of CCI in such transaction, and in each instance where this Agreement refers to the Subsidiary, CCI shall be deemed to stand in the place and stead of the Subsidiary in the event that the Subsidiary shall fail for any reason to exercise its rights under this Agreement.

     9. Representation, Warranties and Acknowledgments of the Employee.
        --------------------------------------------------------------

        9.1 The Employee hereby represents and warrants to CCI that he has read and fully understands the provisions of this Agreement and is not in default of the provisions set forth in Sections 4 or 6 hereof.

        9.2 The Employee hereby acknowledges receipt of the current financial statements of CCI and other information as to its business, and agrees that either by virtue of his employment position or in response to his request he has been furnished all information relating to CCI's business and financial position as he deems necessary to make the investment decision to purchase the Subject Stock, subject to the restrictions and provisions of this Agreement.

     10. General Provisions.
         ------------------

        10.1 This Agreement:

        (a) contains the full and complete understanding and agreement of the parties hereto as to the entire subject matter hereof and may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties;

        (b) shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns; provided, however, that (i) with respect to the Employee, this Agreement and the Employee's rights hereunder, are deemed to be personal in nature and may not be assigned or transferred except by will or by the laws of descent and distribution or with the express written consent of CCI, and (ii) if CCI is merged or consolidated into, or sells or transfers substantially all of its assets and business to, a successor corporation, said successor shall specifically agree to assume the obligations as well as the rights and benefits of CCI under this Agreement; and

        (c) shall be deemed to be an agreement made in Massachusetts and to be construed in accordance with its laws.

       10.2 All representations, warranties and acknowledgments made in this Agreement shall survive the delivery of the Subject Stock pursuant hereto.

     11. Notices. Any notice of CCI or the Employee to each other in
           -------
connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is sent by registered mail, post paid, to the subject party addressed as follows, unless another address be substituted by notice so given.

                        To CCI:
                        -------
                        Continental Cablevision, Inc.
                        The Pilot House Lewis Wharf
                        Boston, Massachusetts 02110
                        Attention:  Human Resources
                                      Department


                        To the Employee:
                        ----------------
                        CONTINENTAL CABLEVISION
                        The Pilot House Lewis Wharf
                        Boston, Massachusetts 02110
                        Attention:  Human Resources
                                      Department

     IN WITNESS WHEREOF, CCI, by its officer hereunto duly authorized, and the Employee have duly executed and delivered this Agreement in duplicate counterpart copies as of the date first hereinabove written.

                                       CONTINENTAL CABLEVISION, INC.



                                       BY ___________________________

                                       THE EMPLOYEE:



                                       ______________________________

                                                                 Document C

                      ELECTION UNDER SECTION 83(b) OF THE
                   INTERNAL REVENUE CODE OF 1986, AS AMENDED
                   -----------------------------------------


          This election is made under Section 83(b) of the Internal Revenue Code pursuant to Regulation 1.83-2(e). As prescribed in 1.83-2(e) of said Regulation, the following information is furnished:

        1. The name, address and taxpayer identification number of the person who performed the services ("Taxpayer") are:

        Name:

        Address:  ______________________________________________

                  ______________________________________________

        Taxpayer Identification No.: ___________________________

        2. The property with respect to which the election is being made is SHARES of the Class B Common Stock, one cent ($.01) per share par value, of Continental Cablevision, Inc., a Delaware corporation ("CCI") organized on May 29, 1963, with a principal business office at the Pilot House, Lewis Wharf, Boston, Massachusetts 02110.

        3. This election is made for the calendar year 1995 with respect to the property described in item 2 above, which was transferred to the Taxpayer on January __, 1995.

        4. The property was transferred to the Taxpayer by:

           Continental Cablevision, Inc.
           -------------------------------------
           Name of Corporation (the "Employer")

           The Pilot House, Lewis Wharf
           -------------------------------------
           Boston, Massachusetts 02110
           -------------------------------------
                       Address

        Taxpayer Identification No.:  04-2370836

        5. The property is subject to the restriction that, on the happening of a Repurchase Event (as hereinafter defined), CCI may repurchase for the price of $.01 per share that portion of the property indicated in the chart below. "Repurchase Event" means any of the following: (a) termination for any reason of the Taxpayer's employment by CCI or any subsidiary corporation controlled by CCI, (b) any action of the Taxpayer to sell or otherwise transfer shares of Unvested Subject Stock (other than to CCI, or to the Taxpayer's spouse or child, or to a trust for the benefit of the Taxpayer's spouse or child), and (c) any violation by the Taxpayer of a covenant against competitive activity.

                                                            Percentage of Shares
                                                              of Subject Stock
                                                           Subject to Repurchase
Date of Repurchase Event                              ("Unvested Subject Stock")
- ------------------------                              --------------------------
Prior to   6/29/95                                              100.00
Between    6/30/95  -  12/30/95                                  95.00
Between   12/31/95  -   6/29/96                                  90.00
Between    6/30/96  -  12/30/96                                  85.00
Between   12/31/96  -   6/29/97                                  77.50
Between    6/30/97  -  12/30/97                                  70.00
Between   12/31/97  -   6/29/98                                  60.00
Between    6/30/98  -  12/30/98                                  50.00
Between   12/31/98  -   6/29/99                                  40.00
Between    6/30/99  -  12/30/99                                  30.00
Between   12/31/99  -   6/29/00                                  22.50
Between    6/30/00  -  12/30/00                                  15.00
Between   12/31/00  -   6/29/01                                  10.00
Between    6/30/01  -  12/30/01                                   5.00
Between   12/31/01  -   6/29/02                                   3.00
Between    6/30/02  -  12/30/02                                   2.00
12/31/02 and thereafter                                           ZERO

This restriction totally lapses on December 31, 2002.

        6. The fair market value of the property at the time of transfer (determined without regard to any restriction on the property) was not more than [$485.00] per share.

        7. The amount paid for the property was one cent ($.01) per share.

        8. Copies of this election have been furnished to CCI [and the employer].

          Signed this _____________ day of _______________.

                                  __________________________________

                                                                      Document D

                       TAX LIABILITY FINANCING AGREEMENT
                       ---------------------------------

          Agreement made this January __, 1995, by and between Continental Cablevision Investments, Inc., a Delaware corporation ("Investments") and NAME (the "Employee").

                                WITNESSETH THAT:

          WHEREAS, Continental Cablevision, Inc. ("CCI"), has authorized a restricted stock purchase program for the benefit of selected key employees of CCI or of its subsidiaries (meaning any corporation or other entity controlled by CCI directly or through another subsidiary of CCI), whereby the Employee (as one of such selected key employees) will be permitted to purchase SHARES shares of the Class B Common Stock of CCI from CCI at their one cent per share par value, but subject to various restrictions and repurchase rights, all as set forth in the Restricted Stock Purchase Agreement which the Employee has entered into with CCI under this program (said shares are hereinafter referred to as the "Subject Stock");

          WHEREAS, CCI recognizes that the Employee may incur substantial additional income tax liabilities on account of such favorable purchase of its Class B Common Stock; and
WHEREAS, Investments is a subsidiary of CCI;

          NOW THEREFORE, Investments and the Employee hereby mutually agree as follows:

     1. Upon receipt of a true copy of the Employee's valid and binding election with respect to the Subject Stock pursuant to Section 83(b) of the Internal Revenue Code (an "83(b) Election"), Investments shall lend to the Employee any amount which he shall from time to time request in writing, not to exceed an amount equal to the sum of the portions of his federal, state and local income tax liability for 1995 incurred solely as a result of his purchase of the Subject Stock and his filing of an 83(b) Election with respect thereto, such sum to be determined by computing the total amount of the Employees actual income tax liability for 1995 and subtracting therefrom the amount of such liability had he not purchased the Subject Stock and filed the 83(b) Election, subject to the following terms and conditions:

        1.1 The loan shall be evidenced by a Promissory Note or notes in the form attached hereto, providing for repayment in full on or before December 31, 2002.
        1.2 The loan shall be collaterally secured by a pledge to Investments of all of the Subject Stock.

        1.3 The loan shall be disbursed from time to time as required to meet the Employee's income tax liabilities incurred solely as a result of his purchase of the Subject Stock and his filing of an 83(b) Election with respect thereto, including the amount required to satisfy his employer's tax withholding obligations with respect to such liabilities.

     2. The Employee hereby:

        (a) requests that Investments lend him immediately an amount equal to [$97.00] per share of the Subject Stock (20% of [$485.00] per share), to be disbursed to his employer to meet its federal income tax withholding obligations arising in connection with the Employee's purchase of the Subject Stock, and such further sums as he may from time to time request pursuant to Section 1 hereof;

        (b) affirms to Investments that he has submitted an 83(b) Election, a true copy of which is attached hereto; and

        (c) herewith delivers to Investments the stock certificate representing the Subject Stock, together with a stock assignment duly endorsed in blank.

     3. This Agreement constitutes the entire understanding and agreement of Investments and the Employee as to the subject matter hereof, and may not be modified or amended except by a further written agreement duly signed by each of the parties hereto.

          IN WITNESS WHEREOF, Investments, by its officer hereunto duly authorized, and the Employee have made this Agreement as of the date first hereinabove written.
                                       CONTINENTAL CABLEVISION
                                       INVESTMENTS, INC.



                                       By____________________________

                                       The Employee:



                                       ______________________________
                                                Signature


                                       ______________________________
                                                 Address

                                                            Document E - Federal


                                PROMISSORY NOTE


LOANAMT                                              Boston, Massachusetts
                                                     January __, 1995


          FOR VALUE RECEIVED, the undersigned maker hereof, ***** NAME ***** , does hereby promise to pay to the order of Continental Cablevision Investments, Inc. (the "Payee") the sum of LOANWO on or before December 31, 2002. The entire unpaid principal hereof shall immediately become due and payable, without further demand or notice of any kind, in the event that (a) a default shall exist in the payment of principal of this Note, (b) the maker hereof shall cease for any reason to be employed by Continental Cablevision, Inc. ("CCI"), or any Subsidiary (as defined in a certain Restricted Stock Purchase Agreement dated as of January __, 1995), or (c) the maker sells or transfers, other than to a "Permitted Transferee", any of the "Unvested Subject Stock" (as such terms are defined in a certain Restricted Stock Purchase Agreement dated as of January __, 1995, by and between the maker and CCI). Payment hereof is secured by a pledge of shares of Class B Common Stock of CCI purchased by the maker hereof pursuant to said Agreement.

          The maker hereof (including the personal representative of his estate) shall have the right at any time prior to December 31, 2002, by notice to the Payee, to prepay in full without penalty the unpaid principal amount hereof.

Witnessed by:



___________________________            ______________________________
                                       Maker

                                                            Document E  -  State



                                PROMISSORY NOTE


SLOANAMT                                             Boston, Massachusetts
                                                     January __, 1995


          FOR VALUE RECEIVED, the undersigned maker hereof, ***** NAME *****, does hereby promise to pay to the order of Continental Cablevision Investments, Inc. (the "Payee") the sum of SLOANWO on or before December 31, 2002. The entire unpaid principal hereof shall immediately become due and payable, without further demand or notice of any kind, in the event that (a) a default shall exist in the payment of principal of this Note, (b) the maker hereof shall cease for any reason to be employed by Continental Cablevision, Inc. ("CCI"), or any Subsidiary (as defined in a certain Restricted Stock Purchase Agreement dated as of January __, 1995), or (c) the maker sells or transfers, other than to a "Permitted Transferee", any of the "Unvested Subject Stock" (as such terms are defined in a certain Restricted Stock, Purchase Agreement dated as of January __, 1995, by and between the maker and CCI). Payment hereof is secured by a pledge of shares of Class B Common Stock of CCI purchased by the maker hereof pursuant to said Agreement.

          The maker hereof (including the personal representative of his estate) shall have the right at any time prior to December 31, 2002, by notice to the Payee, to prepay in full without penalty the unpaid principal amount hereof.

Witnessed by:



_____________________________          ______________________________
                                       Maker